                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 8, 2000


                                 MAIL.COM, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                        7310                 13-3787073
       ---------------------------------------------------------------------
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)



                             11 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10004
          ------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code          (212) 425-4200



                                       N/A
          ------------------------------------------------------------

           Former Name or Former Address, if Changed Since Last Report

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on February 8, 2000, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
       INFORMATION AND EXHIBITS

   (a) Financial Statements of Business Acquired and Mail.com, Inc. Pro Forma Condensed Consolidated Financial Information


                                TABLE OF CONTENTS



                                                                   PAGE


NetMoves Corporation
Independent Accountants' Report                                    F - 1

Balance Sheets as of December 31, 1999 and 1998                    F - 2

Statements of Operations  for the years ended
December 31, 1999 and 1998                                         F - 3

Statements of Shareholders'  Equity (Deficit) for the
years ended December 31, 1999 and 1998                             F - 4

Statements  of Cash Flows for the years ended
December 31, 1999 and 1998                                         F - 5

Notes to Financial Statements                                      F - 6

Mail.com, Inc. Pro Forma Condensed Consolidated
Financial Information                                              F - 15

Unaudited Pro Forma Condensed Consolidated Balance
Sheet of December 31, 1999                                         F - 17

Unaudited Pro Forma  Condensed  Consolidated
Statement of  Operations  For the Year
Ended December 31, 1999                                            F - 18

Notes to the Unaudited Pro Forma Condensed
Consolidated Financial Information                                 F - 20

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholder of NetMoves Corporation


In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of NetMoves Corporation (formerly FaxSav Incorporated) (the "Company") at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 14 to the financial statements, Mail.com, Inc. completed its acquisition of the Company on February 8, 2000.




PricewaterhouseCoopers LLP
February 15, 2000

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)

BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                                        DECEMBER 31,
                                                                                               1999                    1998
ASSETS
Current assets
     Cash and cash equivalents                                                            $  5,185,906             $  5,260,450
     Accounts receivable, less allowances of $275,181 and
         $220,076 as of December 31, 1999 and 1998, respectively                             3,258,954                3,198,688
     Prepaid expenses and other current assets                                                 280,581                  162,218
                                                                                          ------------             ------------

         Total current assets                                                                8,725,441                8,621,356

Property and equipment, net                                                                  6,113,935                5,487,221
Other assets, net                                                                            2,099,594                  379,148
                                                                                          ------------             ------------

         Total assets                                                                     $ 16,938,970             $ 14,487,725
                                                                                          ============             ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                                                     $  1,270,287             $  1,153,688
     Accrued expenses and other liabilities                                                  3,654,655                2,654,658
     Current portion of notes payable                                                        1,092,256                  992,960
     Obligation under capital lease                                                             64,437                   95,804
                                                                                          ------------             ------------

         Total current liabilities                                                           6,081,635                4,897,110

Notes payable                                                                                1,222,938                1,540,481
Obligation under capital lease, net of current portion                                         122,057
                                                                                          ------------             ------------

         Total liabilities                                                                   7,426,630                6,437,591
                                                                                          ------------             ------------

Commitments and contingencies (Notes 7 and 13)

Stockholders' equity
Common stock, $0.01 par value; 40,000,000 shares authorized;
     16,473,820 and 13,904,203 shares issued and outstanding
     as of December 31, 1999 and 1998, respectively                                            164,738                  139,042
Additional paid-in capital                                                                  61,565,197               48,171,015
Accumulated deficit                                                                        (52,217,595)             (40,259,923)
                                                                                          ------------             ------------

         Total stockholders' equity                                                          9,512,340                8,050,134
                                                                                          ------------             ------------

             Total liabilities and stockholders' equity                                   $ 16,938,970             $ 14,487,725
                                                                                          ============             ============


     The accompanying notes are an integral part of the financial statements

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


                                                          1999                        1998                        1997

Revenue                                              $ 22,436,529                  $21,116,726                 $17,418,333
Cost of service                                        11,574,781                   11,128,752                  10,413,797
                                                     -------------                 ------------                ------------

         Gross margin                                  10,861,748                    9,987,974                   7,004,536
                                                     -------------                 ------------                ------------

OPERATING EXPENSES
     Network operations and support                     4,917,819                    3,608,129                   2,286,594
     Research and development                           2,137,054                    1,995,039                   1,909,137
     Sales and marketing                                8,437,702                    6,639,575                   5,268,099
     General and administrative                         5,110,125                    3,285,126                   3,132,438
     Depreciation and amortization                      2,209,322                    1,492,493                   1,702,054
     Patent litigation settlement                                                    1,025,000
                                                     -------------                 ------------                ------------

         Total operating expenses                      22,812,022                   18,045,362                  14,298,322
                                                     -------------                 ------------                ------------

         Operating loss                               (11,950,274)                  (8,057,388)                 (7,293,786)
                                                     -------------                 ------------                ------------

OTHER INCOME (EXPENSE)
     Interest income                                      301,041                      123,838                     240,987
     Interest expense                                    (438,068)                    (257,264)                   (162,218)
     Other                                                129,629                      105,636                      96,115
                                                     -------------                 ------------                ------------

                                                           (7,398)                     (27,790)                    174,884
                                                     -------------                 ------------                ------------

         Net loss                                    $(11,957,672)                 $(8,085,178)                $(7,118,902)
                                                     =============                 ============                ============

Basic and diluted net loss per
     common share                                    $      (0.77)                 $     (0.68)                $     (0.72)
                                                     =============                 ============                ============

Shares used in computing net loss
     per common share                                  15,523,391                   11,842,956                   9,880,681
                                                     -------------                 ------------                ------------


     The accompanying notes are an integral part of the financial statements

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


                                                                            1999                   1998                  1997
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                            $(11,957,672)          $(8,085,178)          $(7,118,902)
    Adjustments to reconcile net loss to net cash
        used in operating activities
            Depreciation and amortization expense                          2,209,322             1,492,493             1,702,054
            Patent litigation settlement                                                         1,000,000
            Provision for doubtful accounts                                1,081,490               269,470               230,520
            Gain on sale of property and equipment                                                 (26,860)              (18,791)
        Changes in assets and liabilities
            Increase in accounts receivable                               (1,141,756)           (1,188,039)             (495,484)
            (Increase)/decrease in prepaid expenses and
                other current assets                                        (118,363)             (126,374)              215,573
            Decrease/(increase) in other assets                               30,001               186,975              (182,462)
            Increase in accounts payable                                     116,599               494,985               395,257
            Increase (decrease) in accrued expenses and
                other liabilities                                            999,997              (565,188)             (193,941)
                                                                        -------------          ------------          ------------

        Net cash used in operating activities                             (8,780,382)           (6,547,716)           (5,466,176)

CASH FLOWS USED IN INVESTING ACTIVITIES
    Proceeds of marketable securities                                                                                  1,002,513
    Purchase of property and equipment                                    (2,231,825)           (2,761,566)           (2,856,952)
    Purchase of intangibles                                               (2,139,601)             (314,223)
    Proceeds from sales of property and equipment                                                   56,250               112,770
                                                                        -------------          ------------          ------------

        Net cash used in investing activities                             (4,371,426)           (3,019,539)           (1,741,669)
                                                                        -------------          ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Principal payments made under capital lease obligation                  (124,367)             (305,117)             (280,517)
    Borrowings under lines of credit and notes payable                       999,485             1,522,845             1,299,797
    Repayments of lines of credit and notes payable                       (1,217,732)             (541,812)             (178,372)
    Proceeds from issuance of preferred stock, net
    Proceeds from issuance of common stock
        and exercise of stock options and warrants,
        net of related expenses                                           13,419,878            10,471,604             2,124,017
                                                                        -------------          ------------          ------------

        Net cash provided by financing activities                         13,077,264            11,147,520             2,964,925
                                                                        -------------          ------------          ------------

             Net increase (decrease) in cash                                 (74,544)            1,580,265            (4,242,920)

Cash and cash equivalents at beginning of  period                          5,260,450             3,680,185             7,923,105
                                                                        -------------          ------------          ------------

         Cash and cash equivalents at end of period                     $  5,185,906           $ 5,260,450           $ 3,680,185
                                                                        =============          ============          ============

SUPPLEMENTAL DISCLOSURE
     Cash paid for interest                                                   74,560           $   117,556           $    45,918
                                                                        =============          ============          ============

Noncash investing and financing activities
     Equipment acquired under capital lease                             $    215,097           $         -           $         -
                                                                        =============          ============          ============

Issuance of common stock pursuant to
     patent litigation settlement                                       $          -           $ 1,000,000           $         -
                                                                        =============          ============          ============

     The accompanying notes are an integral part of the financial statements

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1998
--------------------------------------------------------------------------------


                                                                                          ADDITIONAL
                                                                       COMMON STOCK        PAID-IN     ACCUMULATED
                                                                    SHARES      AMOUNT     CAPITAL        DEFICIT         TOTAL

Balance at January 1, 1997                                         9,770,621   $ 97,706  $34,616,730   $(25,055,843)  $  9,658,593
                                                                 ------------  --------- ------------  -------------  -------------
Issuance of common stock in connection with private
     Placement                                                     1,000,000     10,000    2,165,000                     2,175,000
Exercise of stock options                                             35,746        358       27,277                        27,635
Exercise of warrants                                                      99          1          539                           540
Expenses in connection with stock issuance                                                   (79,158)                      (79,158)
Net loss                                                                                                 (7,118,902)    (7,118,902)
                                                                 ------------  --------- ------------  -------------  -------------
Balance at December 31, 1997                                      10,806,466    108,065   36,730,388    (32,174,745)     4,663,708
                                                                 ------------  --------- ------------  -------------  -------------
Issuance of common stock in connection with private placements     2,645,161     26,452   10,153,251                    10,179,703
Issuance of warrants in connection with private placements                                   320,297                       320,297
Exercise of stock options                                            143,560      1,435      279,774                       281,209
Receivable from sale of stock                                                               (203,598)                     (203,598)
Stock issuance                                                        34,016        340      101,708                       102,048
Stock issuance in connection with settlement of litigation           275,000      2,750      997,250                     1,000,000
Expenses in connection with stock issuance                                                  (208,055)                     (208,055)
Net loss                                                                                                 (8,085,178)    (8,085,178)
                                                                 ------------  --------- ------------  -------------  -------------
Balance at December 31, 1998                                      13,904,203    139,042   48,171,015    (40,259,923)     8,050,134
                                                                 ------------  --------- ------------  -------------  -------------
Issuance of common stock in connection with private placement      2,499,000     24,990   14,344,240                    14,369,230
Exercise of stock options                                             46,026        460       75,396                        75,856
Exercise of warrants                                                  19,258        193         (193)                            -
Stock issuance                                                         5,333         53       15,946                        15,999
Expenses in connection with private placement                                             (1,041,207)                   (1,041,207)
Net Loss                                                                                                (11,957,672)   (11,957,672)
                                                                 ------------  --------- ------------  -------------  -------------
Balance at December 31, 1999                                      16,473,820   $164,738  $61,565,197   $(52,217,595)  $  9,512,340
                                                                 ============  ========= ============  =============  =============


The Company has 1,000,000 authorized shares of preferred stock at $0.01 par value. No preferred stock is currently issued or outstanding.

     The accompanying notes are an integral part of the financial statements

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION AND NATURE OF OPERATIONS

       NetMoves Corporation, formerly known as FaxSav Incorporated (the "Company"), was formed in November 1989 to engage in the sale of network services customized for the transmission of data, facsimile and graphical information. In April 1999, the Company changed its name to NetMoves Corporation.

       The Company designs, develops, and markets a variety of business-to-business facsimile transmission services, including desktop to fax, enhanced fax and broadcast fax services. Through the use of its integrated Internet-based and telephony-based network and its proprietary software, the Company enables its customers to send documents and images to fax machines worldwide. The Company initially offered services (the "legacy fax services") through its telephony-based network with termination by long distance carriers. In early 1996, the Company began to deploy a global Internet-based network of nodes that enables it to bypass the long distance carriers' networks when sending faxes to or from international areas serviced by these nodes. Prior to 1997, most of the Company's revenues have been derived from delivering facsimile transmissions to locations outside the United States from customers located throughout the United States. In 1997, the Company expanded its customer base in international markets through the development of a wholesale business in desktop to fax services and a fax-to-fax business in certain markets in the Asia Pacific region.

       In May 1999, the Company acquired the U.S. fax customer base of UNIFI Communications for $1,531,214. The purchase price, including transaction expenses, is classified as "Other Assets", and is being amortized over forty-eight months.

       On December 11, 1999, the Company entered into a merger agreement with Mail.com, Inc. ("Mail.com") and Mast Acquisition Corp., a newly formed subsidiary of Mail.com. The agreement provides for the merger of Mast Acquisition Corp. with and into the Company, with the Company becoming a wholly owned subsidiary of Mail.com.

       The merger agreement provides for the issuance of .385336 shares of Mail.com Class A common stock in exchange for each share of the Company's stock, for a total of 6,343,904 shares of Class A common stock. The agreement also states that Mail.com will assume the Company's outstanding options and warrants, which represents the right to purchase 1,019,786 shares of Mail.com Class A common stock. The merger was completed on February 8, 2000. (See Note 14). The combined entity is expected to have significant cash requirements in anticipation of future growth. Mail.com intends to expand the combined company's sales and marketing operations, upgrade and enhance its technology, continue its international expansion and improve and expand its management information and other internal systems. Management believes that its current sources of liquidity, cash and cash equivalents on a combined basis is sufficient to meet its presently anticipated cash needs through at least the end of 2000.

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The Company is subject to risks common to rapidly growing technology-based companies, including limited operating history, dependence on key personnel, raising capital, rapid technological change, dependence on network infrastructure, competition from substitute products and larger companies, and the successful development and marketing of its products and services.

       Fax boards used in the Company's telecommunications network are supplied by one vendor on a non-exclusive basis. Other components of the Company's operating network are supplied by a limited number of vendors, also on a non-exclusive basis. Management believes that other suppliers could be identified to provide this equipment at competitive prices if these suppliers were unable to provide such equipment.

       Operation of the Company's network is dependent upon long distance telecommunications companies transmitting information for the Company. The Company has typically utilized only a limited number of these providers to generate volume discounts. The Company's business strategy is also dependent upon providing this service at the lowest possible cost which is greatly affected by the cost of long distance transmission service. Management believes that its long-distance transmissions could be made at competitive rates with any number of companies providing long distance service.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    REVENUE RECOGNITION AND COST OF SERVICE
              The Company recognizes revenue as services are provided to customers and records the related cost of service as incurred. Cost of service consists of local access charges, leased network backbone circuit costs and long distance domestic and international termination charges.

       (b)    ESTIMATES
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management and included in the financial statements are the allowance for doubtful accounts, the valuation allowance for deferred tax assets.

       (c)    EARNINGS PER SHARE
              In February 1998, the SEC issued Staff Accounting Bulletin No. 98 ("SAB 98"), which revised the views of the staff contained in

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

              previous staff accounting bulletins, to be consistent with the provisions of SFAS 128. All prior periods have been restated in accordance with SAB 98.

              Stock options outstanding of approximately 2,574,000, 2,065,000 and 1,523,000 for the years ended December 31, 1999, 1998, and 1997, respectively, have been excluded from the calculation of diluted earnings per share, since their effect would be antidilutive.

              In addition, approximately 149,000 warrants were outstanding for the year ended December 31, 1999, 169,000 warrants for the year ended December 31, 1998 and 100,000 warrants for the year ended December 31, 1997 have been excluded from diluted earnings per share, since their effect would be antidilutive.

       (d)    CASH EQUIVALENTS
              The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

       (e)    PROPERTY AND EQUIPMENT
              Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of furniture and equipment, except enhanced fax equipment, is calculated using the straight-line method over their estimated useful lives of five years. Enhanced fax equipment is included in equipment and is depreciated over its estimated life of 30 months. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred; major renewals and betterments are capitalized.

              When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss on the disposition is reflected in current operations. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the estimated fair value and carrying value of the assets.

       (f)    INCOME TAXES
              The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires an asset and liability approach for deferred taxes that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       (g)    CONCENTRATION OF CREDIT RISK
              Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk" requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. From time to time, the Company had concentrations of cash in several banks in the form of demand deposits and money market accounts. The Company believes that concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base.

       (h)    FINANCIAL INSTRUMENTS
              The estimated fair value of the Company's financial instruments, which include cash, cash equivalents, accounts receivable and amounts outstanding under line of credit, approximates their carrying value.

              The fair value of cash and cash equivalents and accounts receivable approximates their carrying value because their maturity is generally less than one year in duration. The fair value of amounts outstanding under the line of credit was determined using valuation techniques that considered cash flow discounted at current rates.

       (i)    RECLASSIFICATION
              Certain prior year items have been reclassified to conform to the current presentation.


3.     PROPERTY AND EQUIPMENT

       Property and equipment is comprised of the following:


                                                               DECEMBER 31,
                                                           1999            1998

Equipment                                             $ 12,455,810     $ 10,232,895
Computer software                                          806,710          625,413
Furniture and fixtures                                     135,470          132,609
Leasehold improvements                                     200,073          168,265
                                                      -------------    -------------

                                                        13,598,063       11,159,182

    Less, accumulated depreciation and
         amortization                                    7,484,128        5,671,961
                                                      -------------    -------------

                                                      $  6,113,935     $  5,487,221
                                                      =============    =============

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Included in the equipment balance is certain equipment under capital leases of approximately $1,181,115 and $966,058 at December 31, 1999 and 1998. Accumulated amortization of equipment under capital leases approximated $802,796 and $588,079 as of December 31, 1999 and 1998, respectively. Depreciation and amortization expense for property and equipment for the years ended December 31, 1999, 1998, and 1997, amounted to $1,820,166, $1,420,208 and $1,674,554, respectively.


4.     ACCRUED EXPENSES AND OTHER LIABILITIES

       Accrued expenses and other liabilities is comprised of the following:


                                                                  DECEMBER 31,
                                                             1999              1998

Accrued carrier charges                                  $ 1,963,881       $ 1,834,894
Accrued salaries, bonuses and commissions                    396,892           224,933
Accrued merger costs                                         297,630                 -
Excise and state taxes payable                               223,804           132,219
Other                                                        772,448           462,612
                                                         ------------      ------------

                                                         $ 3,654,655       $ 2,654,658
                                                         ============      ============

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.     NOTES PAYABLE

       Long-term debt includes the following:

                                                                 DECEMBER 31,
                                                            1999              1998

1996 notes payable to bank - $750,000                                     $   126,760
1997 notes payable to bank - $800,000                   $   239,972           559,935
1997 notes payable - $500,000                               269,298           418,009
1998 notes payable to bank - $500,000                       249,968           449,942
1998 notes payable - $1,000,000                             766,159           978,795
1999 notes payable - $1,000,000                             789,797                 -
                                                        ------------      ------------

     Total notes payable                                  2,315,194         2,533,441

Less current portion                                      1,092,256           992,960
                                                        ------------      ------------

     Non-current portion                                $ 1,222,938       $ 1,540,481
                                                        ============      ============

       During 1997, the Company entered into two new loan agreements. The first agreement was an equipment line of credit with the Bank, in the form of a collateralized promissory note, in the amount of $800,000. In 1998 this agreement was amended to increase available borrowings by an additional $500,000. This line is also evidenced by a collateralized promissory note which is payable over 30 months. Interest on advances, if any, are at the Bank's prime rate plus an applicable margin, as defined in the credit agreement, which resulted in a borrowing rate of 9.5% for 1997 and 8.9% in 1998. Among the covenants stated in the agreement, specific liquidity ratios, debt service ratios, and net worth ratios are required to be maintained and disclosed to the Bank on a monthly basis. At December 31, 1999 and 1998, the Company had fully utilized these lines of credit.

       The second agreement in 1997 was for an equipment loan line of $500,000 with another lender and is in the form of two collateralized promissory notes, both of which the Company is required to pay over a term of forty-eight months with an effective interest rate of 16%. In 1998 this agreement was amended to increase available borrowings by an additional $1,000,000. This line is also evidenced by promissory notes which are payable over 42 months. The new line was fully utilized by December 31, 1999.

       In February 1999, the Company entered into a new $1,000,000 equipment line of credit with a lender. Draw-downs are to be paid over a term of 42 months with an effective interest rate of 16%. This line was fully utilized by December 31, 1999.

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.     RELATED PARTY TRANSACTIONS

       During 1998 the Company loaned two officers a total of $203,598. These loans are full recourse to the borrowers, bear interest at a rate of 5% and are also collateralized by approximately 61,000 shares of the Company's common stock. The loans are due and payable in November 2003.


7.     COMMITMENTS

       TELECOMMUNICATIONS LINES
       The Company has committed to minimum monthly usage levels with its primary telecommunications carriers. The commitments require minimum monthly payments, exclusive of usage discounts, of $500,000 per month through August 2002. The Company also leases space under co-locate agreements for certain of its telecommunications equipment.

       LEASES
       Total rent expense for office facilities for the years ended December 31, 1999, 1998 and 1997 amounted to $599,288, $470,959 and $302,643, respectively.

       The Company leases certain computer equipment pursuant to operating leases which expire through 2000. Rent expense related to these leases for the years ended December 31, 1999, 1998 and 1997 amounted to $45,525, $69,313 and $120,085, respectively.

       The Company acquired equipment for $215,057 under capital lease obligations during the year ended December 31, 1999. Interest paid for capital lease obligations during the years ended December 31, 1999, 1998 and 1997 was $23,072, $27,064 and $59,658, respectively.

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The Company was obligated under these agreements to make the following payments for office facilities and equipment:


                                                           DECEMBER 31, 1999              DECEMBER 31, 1998
                                                        OPERATING       CAPITAL         OPERATING      CAPITAL
                                                          LEASE          LEASE            LEASE         LEASE

1999                                                                                  $   368,428     $ 103,126
2000                                                  $   362,318      $  87,537          274,404
2001                                                      362,318         87,537          274,404
2002                                                      222,794         36,474          102,595
2003 and thereafter                                       205,223
                                                      ------------     ----------     ------------    ----------

     Total minimum lease payments                     $ 1,152,653        211,548      $ 1,019,831       103,126
                                                      ============                    ============

Less, amount representing interest                                        25,054                          7,322

Less, current principal maturities of
     obligation under capital lease                                       64,437                         95,804
                                                                       ----------                     ----------

          Long-term lease obligation                                   $ 122,057                      $       -
                                                                       ==========                     ==========


8.     CAPITAL STOCK AND WARRANTS

       On July 8, 1993, the Company agreed to grant warrants to purchase 5,556 shares of common stock to a firm providing equipment to the Company under a Master Lease Agreement. The exercise price was $5.40 per share and the warrants were to expire ten years from the date of grant. On May 5, 1994, the Company granted additional warrants, which were to expire ten years from the date of grant, to purchase 9,889 shares of common stock at $1.80 per share to this firm in connection with an increase in the equipment covered by the Master Lease Agreement. On July 7, 1995, the Company granted warrants to purchase 28,889 shares of common stock to a bank in connection with the issuance of the working capital line of credit. The exercise price was $1.98 per share and the warrants were to expire five years from the date of grant.

       The number and purchase price of the shares could have been adjusted by the occurrence of certain events, as defined in the warrant agreements.

       On December 30, 1998, the Company granted warrants to purchase 64,516 shares of common stock to an investor in

NetMoves Corporation
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       connection with a private placement of 645,161 new unregistered shares of common stock. The exercise price is $5.425 per share and the warrants will expire three years from the date of grant. The warrants were valued at $320,297.

       In May 1999 the Company completed a $13,303,032 (net of private placement expenses) private placement of 2,499,000 new unregistered shares of its common stock to a group of investors. In accordance with the Stock Purchase Agreement for this transaction, the Company subsequently registered the securities for public sale.


9.     STOCK OPTIONS

       The Company has a stock option plan which authorized up to 1,794,175 shares of common stock to be issued. During 1998, the shareholders approved an amendment to the plan increasing the authorized number of shares by 650,000 to 2,444,175. In 1999, the shareholders approved an additional amendment to the plan increasing the authorized number of shares by 500,000 to 2,944,175. Under the stock option plan, the Company may grant incentive stock options or nonqualified stock options. The option exercise price of stock options may not be less than 85% of the fair value of a share of common stock on the date of the option grant, and the options expire in ten years. The shares issuable upon the exercise of nonqualified options generally vest over one or two years from the date of grant. The shares issuable upon the exercise of incentive stock options generally vest 20% upon completion by the optionee of one year of service and the remaining 80% over 48 equal months of service thereafter based on continued service. Stock option transactions under the plan are as follows:

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                                           WEIGHTED
                                                                                           AVERAGE
                                                             INCENTIVE                     EXERCISE
                                         NONQUALIFIED          STOCK         AVAILABLE    PRICE PER
                                            OPTIONS           OPTIONS        FOR GRANT      SHARE

January 1, 1997                             493,184           762,730         474,676      $   1.09
     Granted                                173,329           392,280        (565,609)     $   3.38
     Exercised                                                (35,746)                     $   0.80
     Canceled                                (8,333)         (254,602)        262,935      $   1.63
                                        ------------      ------------     -----------   -----------

December 31, 1997                           658,180           864,662         172,002      $   1.28
     Available for Grant                                                      650,000
     Granted                                517,580           318,474        (836,054)     $   3.41
     Exercised                              (55,555)          (88,005)                     $   4.63
     Canceled                              (113,859)          (36,561)        150,420      $   4.40
                                        ------------      ------------     -----------   -----------

December 31, 1998                         1,006,346         1,058,570         136,368      $   1.80
     Available for Grant                                                      500,000
     Granted                                643,610            11,500        (655,110)     $   4.94
     Exercised                              (11,000)          (35,026)                     $   1.65
     Canceled                               (32,000)          (68,103)        100,103      $   3.34
                                        ------------      ------------     -----------   -----------

          December 31, 1999               1,606,956           966,941          81,361      $   2.54
                                        ============      ============     ===========

       At December 31, 1999, 1998 and 1997, options for 1,246,173, 905,483 and
       785,584 shares were vested and exercisable.

       In October 1995, The Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." The standard establishes a fair value method for accounting for or disclosing stock-based compensation plans. The Company discloses the pro forma net loss and loss per share amounts assuming the fair value method.

       Accordingly, if the Company had elected to recognize compensation costs in accordance with SFAS No. 123 the reported net loss and loss per share for 1999, 1998 and 1997, respectively, would have been as follows:


                                               1999              1998            1997

Net loss as reported                     $ (11,957,672)     $ (8,085,178)   $ (7,118,902)
Net loss - pro forma                       (12,853,274)       (8,482,567)     (7,260,113)
Loss per share - as reported                     (0.77)            (0.68)          (0.72)
Loss per share - pro forma                       (0.83)            (0.72)          (0.73)

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The Company estimated the fair value, as of the date of grant, of options outstanding in the plan using the Black-Scholes option pricing model with the following assumptions:

                                       1999            1998            1997

Expected life                        5 years         5 years         5 years
Risk free interest rate                    5.5%            5.3%            6.3%
Expected future dividend yield               0%              0%              0%
Expected volatility                      117.4%          127.2%           85.2%

       In accordance with SFAS 123, the Company has utilized peer information when using the Black-Scholes option pricing model.

                                                    OPTIONS OUTSTANDING
                                                         WEIGHTED                            OPTIONS EXERCISABLE
                                                          AVERAGE            WEIGHTED        NUMBER         WEIGHTED
                                    NUMBER               REMAINING           AVERAGE      EXERCISABLE       AVERAGE
                                  OUTSTANDING           CONTRACTUAL          EXERCISE        AS OF          EXERCISE
RANGE OF EXERCISE PRICES            12/31/99               LIFE               PRICE         12/31/99         PRICE
$0.230 - $0.900                       880,065                4.47           $     .53        850,047         $  .53
$1.250 - $2.875                       567,532                8.06           $    2.30        214,848         $ 2.11
$2.938 - $4.310                       751,490                8.77           $    3.65        175,112         $ 3.37
$4.462 - $7.438                       367,310                9.41           $    5.36          6,166         $ 6.02
$7.688 - $7.688                         7,500                9.13           $    7.69              -         $    -
                                  ------------                                           ------------

$0.230 - $7.688                     2,573,897                7.24           $    2.54      1,246,173         $ 1.23
                                  ------------                                           ------------

10.    SEGMENT INFORMATION

       In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." Although the services provided to its customers are the same in the U.S. and international markets, management views the two as separate businesses and measures the results for both to the gross margin level. The ubiquitous nature of the Company's network and its centralized operations in the U.S. prohibit the allocation of expenses beyond that level. Accordingly, 1999, 1998 and 1997 segment Gross Margin and Assets for the Company were as follows:

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                        1999                                                       1998
                                     U.S.          INTERNATIONAL           TOTAL               U.S.        INTERNATIONAL

GROSS MARGIN
INTERNET FAX
    Revenues                    $ 12,507,035        $ 6,248,332        $ 18,755,367       $  9,069,808       $ 5,884,596
    Cost of Service                6,068,610          3,764,360           9,832,970          4,379,264         3,292,542
                                -------------       ------------       -------------      -------------      ------------

    Gross Margin                   6,438,425          2,483,972           8,922,397          4,690,544         2,592,054

TELEPHONY FAX
    Revenue                        3,681,162                              3,681,162          6,162,322
    Cost of Service                1,741,811                              1,741,811          3,456,946
                                -------------       ------------       -------------      -------------      ------------

    Gross Margin                   1,939,351                              1,939,351          2,705,376

TOTAL
    Revenue                       16,188,197          6,248,332          22,436,529         15,232,130         5,884,596
    Cost of Service                7,810,421          3,764,360          11,574,781          7,836,210         3,292,542
                                =============       ============       =============      =============      ============

    Gross Margin                $  8,377,776        $ 2,483,972        $ 10,861,748       $  7,395,920       $ 2,592,054
                                =============       ============       =============      =============      ============

                                                                                           1997
                                             TOTAL                  U.S.              INTERNATIONAL               TOTAL

GROSS MARGIN
INTERNET FAX
    Revenues                            $ 14,954,404           $  6,116,576            $ 2,306,249           $  8,422,825
    Cost of Service                        7,671,806              3,459,849              1,335,140              4,794,989
                                        -------------          -------------           ------------          -------------

    Gross Margin                           7,282,598              2,656,727                971,109              3,627,836

TELEPHONY FAX
    Revenue                                6,162,322              8,995,508                                     8,995,508
    Cost of Service                        3,456,946              5,618,808                                     5,618,808
                                        -------------          -------------           ------------          -------------

    Gross Margin                           2,705,376              3,376,700                                     3,376,700

TOTAL
    Revenue                               21,116,726             15,112,084              2,306,249             17,418,333
    Cost of Service                       11,128,752              9,078,657              1,335,140             10,413,797
                                        =============          =============           ============          =============

    Gross Margin                        $  9,987,974           $  6,033,427            $   971,109           $  7,004,536
                                        =============          =============           ============          =============


                                                              1999                                                   1998
                                             U.S.         INTERNATIONAL         TOTAL              U.S.         INTERNATIONAL

ASSETS
Cash and cash equivalents               $  5,185,906                        $  5,185,906      $  5,260,450
Accounts receivable, net                   2,491,431       $   767,523         3,258,954         2,037,549      $  1,161,139
Property and equipment, net                5,518,337           595,598         6,113,935         4,623,455           863,766
                                        -------------      ------------     -------------     -------------     -------------

Subtotal                                $ 13,195,674       $ 1,363,121      $ 14,558,795      $ 11,921,454      $  2,024,905
                                        =============      ============     =============     =============     =============

Other unallocated amounts                                                      2,380,175
                                                                            -------------

Total assets                                                                $ 16,938,970
                                                                            =============

                                                                                       1997
                                            TOTAL                  U.S.            INTERNATIONAL            TOTAL

ASSETS
Cash and cash equivalents               $  5,260,450           $ 3,680,185                              $  3,680,185
Accounts receivable, net                   3,198,688             1,756,353          $   523,766            2,280,119
Property and equipment, net                5,487,221             3,175,848              999,416            4,175,264
                                        -------------          ------------         ------------        -------------

Subtotal                                  13,946,359             8,612,386            1,523,182           10,135,568


Other unallocated amounts                    541,366                                                         360,017
                                        -------------          ------------         ------------        -------------

Total assets                            $ 14,487,725                                                    $ 10,495,585
                                        =============                               ============        =============

11.    PATENT LITIGATION SETTLEMENT

       Effective September 22, 1998 the Company settled all outstanding litigation with AudioFAX IP,L.L.P. ("AudioFAX") to avoid the expense and disruption of protracted litigation. In 1997 the Company had filed a lawsuit against AudioFAX seeking declaratory relief that NetMoves services did not infringe on any valid claims in certain AudioFAX's patents relating to store-and-forward technology or that certain claims of the AudioFAX patents are not valid. Immediately after the filing of NetMoves' complaint, AudioFAX filed a lawsuit against NetMoves alleging patent infringement.

       The terms of the settlement agreement required the Company to issue 275,000 shares of common stock to AudioFAX and to register such shares for resale in exchange for a fully paid-up license to the patents in the dispute. Although under certain circumstances the Company would have been required to issue additional shares or pay a certain amount of cash to AudioFAX, these requirements are no longer applicable.

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       The Company recorded a charge of $1,025,000 in 1998 representing all costs associated with the settlement. No costs have been capitalized, as the Company could not determine the future economic benefit, if any, to the Company of the patent licenses acquired.


12.    INCOME TAXES

       The Company continues to incur operating losses and currently pays no income taxes and no provision or benefit for income taxes has been recorded.

       The income tax benefit at the United States federal statutory rate on the Company's operating loss, for all periods presented, has been reduced by an increase in the valuation allowance for deferred tax assets and operating losses not recognized.

       At December 31, 1999, the Company had net operating loss carryforwards available for income tax purposes of approximately $47,000,000 which start to expire in 2005. Section 382 of the Internal Revenue Code of 1986, as amended, places a limitation on the utilization of federal net operating loss carryforwards when an ownership change occurs. Generally, an ownership change occurs when a greater than 50% change in ownership takes place over a three-year test period. The annual utilization of net operating loss carryforwards generated prior to such change in ownership is limited, in any one year, to a percentage of the fair market value of the Company at the time of the ownership change. The acquisition by Mail.com will impact the combined company's ability to utilize the Company's net operating loss carryforwards assuming the combined company can generate sufficient taxable income. The components of the Company's deferred tax asset are as follows:


                                                        DECEMBER 31,
                                                   1999              1998

Operating loss carryforwards                   $ 18,711,324     $  12,765,029
Temporary differences                               962,659           914,450
                                               ------------     --------------

                                                 19,673,983        13,679,479
                                               -------------    --------------

Less - valuation allowance                       19,673,983       (13,679,479)
                                               =============    ==============
                                               $                $
                                               =============    ==============

       In evaluating the realization of these deferred tax assets, management has considered the market in which the Company operates, the operating losses incurred to date and the operating losses anticipated for the future, and believes that given the significance of this evidence, a full valuation allowance against its deferred tax assets is required as of December 31, 1999, 1998, and 1997.

NETMOVES CORPORATION
(FORMERLY FAXSAV INCORPORATED)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

13.    CONTINGENCIES

       The Company is involved in various disputes, claims or legal proceedings related to its normal course of business. In the opinion of management, all such matters are without merit or involve amounts, if disposed of unfavorably, which would not have a material adverse effect on the financial position or results of operations of the Company.


14.    SUBSEQUENT EVENT

       On February 8, 2000, Mail.com ("Mail.com") completed its acquisition of NetMoves Corporation ("NetMoves") pursuant to an agreement and Plan of Merger dated as of December 11, 1999 among Mail.com, NetMoves and Mast Acquisition Corp., a wholly-owned subsidiary of Mail.com ("Merger Sub"). Merger Sub merged with and into NetMoves, with NetMoves surviving as a wholly-owned subsidiary of Mail.com Business Messaging Services, Inc.

       In the Merger, each outstanding share of NetMoves common stock was converted into the right to receive 0.385336 shares of Mail.com Class A common stock, with cash being paid in lieu of fractional shares of Mail.com Class A common stock. All outstanding options and certain outstanding warrants to purchase NetMoves common stock were converted into options and warrants to purchase the number of Mail.com Class A common stock into which the shares of NetMoves common stock underlying the options and warrants would have been converted in the Merger.

Item 7 Financial Statements and Pro Forma Financial Information

(b)   PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 8, 2000, Mail.com acquired NetMoves Corporation ("NetMoves") for approximately $168.7 million including acquisition costs. Pursuant to the terms of the merger agreement, Mast Acquisition Corp., which is a wholly owned subsidiary of Mail.com, will merge with and into NetMoves and NetMoves will become a wholly-owned subsidiary of Mail.com. Pursuant to the merger, NetMoves stockholders will be entitled to receive 0.385336 of a share of Mail.com Class A common stock for each issued and outstanding share of NetMoves common stock. The consideration payable by Mail.com in connection with the acquisition of NetMoves consisted of the following:


       - 6,343,904 shares of Mail.com Class A common stock valued at approximately $145.7 million based upon the average trading price before and after the date the agreement was signed and announced (December 13, 1999) at $22.96 per share;

       - The assumption by Mail.com of options to purchase shares of NetMoves' common stock, par value of $.01 per share, to be exchanged for options to purchase approximately 1.0 million shares of Mail.com Class A common stock. The options were valued at approximately $19.7 million based on the Black-Scholes pricing model. Such options have an aggregate exercise price of approximately $6.6 million;

       - The assumption by Mail.com of warrants to purchase shares of NetMoves' common stock, par value of $.01 per share, to be exchanged for warrants to purchase approximately 58,000 shares of Mail.com Class A common stock. The warrants were valued at approximately $1.2 million based on the Black-Scholes pricing model. Such warrants have an aggregate exercise price of approximately $496,000; and

       - Acquisition costs of approximately $2.2 million related to the merger.

       In addition to the rollover of existing options contemplated by the merger agreement, Thomas Murawski, NetMoves' President, Chief Executive Officer and Chairman of the board of directors, as an employee of Mail.com received options from Mail.com on February 8, 2000 to purchase Mail.com Class A common stock based on the exchange ratio and equivalent to 600,000 options to purchase NetMoves' common stock, with an exercise price equal to $17.50 per share, the then fair value of Mail.com's Class A common stock.

       The consideration paid by Mail.com was determined as a result of negotiations between Mail.com and NetMoves. The number of shares of Mail.com Class A common stock issued to NetMoves stockholders was determined based on the exchange rate of 0.385336 shares of Mail.com Class A common stock for each share of NetMoves common stock.

       The acquisition has been accounted for using the purchase method of accounting. Mail.com has allocated a portion of the purchase price to the fair market value of the acquired assets and assumed liabilities of NetMoves as of the date of the closing. For pro forma purposes, Mail.com used the announcement date (December 13, 1999) of the intended acquisition as its basis for determining its allocation of the purchase price. The excess of the purchase price over the fair market value of the acquired assets and assumed liabilities of NetMoves has been allocated to goodwill and an assembled employee workforce. Goodwill is being amortized over a period of 5 years, the expected estimated period of benefit and assembled employee workforce are being amortized over a period of 3 years, the expected estimated period of benefit.

       Approximately $7.7 million of the purchase price of NetMoves was allocated to in-process technology based upon an independent appraisal which determined that the new versions of the various fax technologies acquired from NetMoves had not been developed into the platform required by Mail.com as of the acquisition date. The fair value of purchased existing and in-process technologies was determined by management using a risk-adjusted income valuation approach. As a result, Mail.com is required to expend significant capital expenditures to successfully integrate and develop the new versions of various fax technologies, for which there is considerable risk that such technologies will not be successfully developed, and if such technologies are not successfully developed, there will be no alternative use for the technologies. The various fax technologies are enabling technologies for fax communications and include message management and reporting. Accordingly, on the date of acquisition, Mail.com's statements of operations will reflect a write-off of the amount of purchase price allocated to in-process technology of approximately $7.7 million. Because such in-process technologies did not reach technological feasibility as of the acquisition date and is expected to have no alternative future use, this amount will be immediately written-off by Mail.com in the first quarter of 2000 and has been reflected in the pro forma balance sheet as a charge to stockholders' equity.

       Mail.com intends to incur in excess of approximately $12.0 million related primarily to salaries, to develop the in-process technology into commercially viable products over the next year. Remaining development efforts are focused on addressing security issues, architecture stability and electronic commerce capabilities, and completion of these projects will be necessary before revenues are produced. Mail.com expects to begin to benefit from the purchased in-process research and development by its fiscal year 2000. If these projects are not successfully developed, Mail.com may not realize the value assigned to the in-process research and development projects. In addition, the value of the other acquired intangible assets may also become impaired.

       Mail.com has allocated the excess purchase price over the fair value of net tangible assets acquired to identified intangible assets including assembled employee workforce. In performing this allocation, Mail.com considered, among other factors, the attrition rate of the active users of the technology at the date of acquisition and the research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, Mail.com considered, among other factors, the stage of development of each project at the time of acquisition, the importance of each project to the overall development plan, and the projected incremental cash flows from the projects when completed and any associated risks. Associated risks included the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility and risks related to the impact of potential changes in future target markets.



UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

       The accompanying unaudited pro forma condensed combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1999 gives effect to the NetMoves acquisition as if it had occurred on January 1, 1999. The Pro Forma Statement of Operations are based on historical results of operations of Mail.com and NetMoves for the year ended December 31, 1999.

       The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of NetMoves as if the acquisition had occurred on December 31, 1999. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of Mail.com and NetMoves and notes thereto set forth or incorporated by reference.

       The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of Mail.com after the acquisition of NetMoves, or of the financial position or results of operations of Mail.com that would have actually occurred had the acquisition of NetMoves been effected on January 1, 1999.


                                 MAIL.COM, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                                       NETMOVES
                                                                    MAIL.COM, INC.    CORPORATION     ADJUSTMENTS     PRO FORMA
                                                                    --------------    -----------     -----------     ---------


                                      ASSETS
Current assets:
   Cash and cash equivalents......................................         $36,870         $5,186            $ --       $42,056
   Marketable securities..........................................           7,006             --              --         7,006
   Accounts receivable, net.......................................           4,138          3,259              --         7,397
   Prepaid expenses and other current assets......................           1,940            280              --         2,220
   Receivable from sale leaseback.................................             183             --              --           183
                                                                    ---------------   ------------    ------------    ----------
                  Total current assets............................          50,137          8,725              --        58,862
Property and equipment, net.......................................          28,935          6,114              --        35,049
Domain assets, net................................................           7,934             --              --         7,934
Partner advances..................................................          16,809             --              --        16,809
Investments in affiliated companies...............................           2,962             --              --         2,962
Goodwill and other intangible assets, net.........................          28,964          2,100      151,578(a)       182,642
Restricted investment.............................................           1,000             --              --         1,000
Other assets......................................................             526             --              --           526
                                                                    ---------------   ------------    ------------    ----------

                  Total assets....................................        $137,267        $16,939        $151,578      $305,784
                                                                    ===============   ============    ============    ==========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable...............................................          $7,546         $1,270            $ --        $8,816
   Accrued expenses...............................................          11,735          3,655              --        15,390
   Capital lease obligations......................................           5,483             65              --         5,548
   Domain asset purchase obligations..............................             400             --              --           400
   Current portion of long-term debt..............................              --          1,092              --         1,092
   Deferred revenue...............................................             610             --              --           610
   Other current liabilities......................................           2,562             --              --         2,562
                                                                    ---------------   ------------    ------------    ----------

                  Total current liabilities.......................          28,336          6,082              --        34,418

Capital lease obligations, less current portion...................          12,016            122              --        12,138

Domain asset purchase obligations, less current portion...........             176             --              --           176
Long-term debt, less current portion..............................              --          1,223              --         1,223
Deferred revenue..................................................             725             --              --           725
                                                                    ---------------   ------------    ------------    ----------

                  Total liabilities...............................          41,253          7,427              --        48,680
                                                                                                       (7,650)(a)
                                                                                                       (9,512)(a)
Stockholders' equity..............................................          96,014          9,512     168,740 (a)       257,104
                                                                    ---------------   ------------    ------------    ----------

                  Total liabilities and stockholders' equity......        $137,267        $16,939        $151,578      $305,784
                                                                    ===============   ============    ============    ==========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                 MAIL.COM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
           (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE INFORMATION)

                                                               NETMOVES
                                           MAIL.COM, INC.     CORPORATION        ADJUSTMENTS        PRO FORMA
                                           --------------     -----------        -----------        ---------


Revenues...............................           $12,709          $22,437               $--            $35,146

Operating expenses:
   Cost of revenues....................            13,778           17,089                --             30,867
   Sales and marketing.................            29,542            8,438                --             37,980
   General and administrative..........            12,136            6,480                --             18,616
   Product development.................             7,017            2,380                --              9,397
   Amortization of goodwill
   and intangible assets...............             2,979               --         30,729(a)             33,708

   Write-off of acquired in-process
   technology                                         900               --                --                900
                                           ---------------    -------------    --------------    ---------------
      Total operating expenses.........            66,352           34,387            30,729            131,468
                                           ---------------    -------------    --------------    ---------------
            Loss from operations.......          (56,643)         (11,950)          (30,729)           (96,322)
                                           ---------------    -------------    --------------    ---------------
Other income:
   Gain on sale of investment..........             5,494               --                --              5,494
   Other income........................             1,885              431                --              2,316
   Interest expense....................             (751)            (438)                --            (1,189)
                                           ---------------    -------------    --------------    ---------------

     Total other income (expenses),
     net...............................             6,628              (7)                --              6,621
                                           ---------------    -------------    --------------    ---------------
Net loss...............................          (47,015)         (11,957)          (30,777)           (89,701)

Cumulative dividends on settlement of
contingent obligations to preferred
stockholders                                     (14,556)               --                --           (14,556)
                                           ---------------    -------------    --------------    ---------------

Net loss attributable to common
stockholders                                    $(61,571)        $(11,957)         $(30,777)         $(104,257)
                                           ---------------    -------------    --------------    ---------------

Basic and diluted net loss per common
   share...............................           $(1.96)                                            $(2.76)(b)
                                           ---------------                                       ---------------

Weighted-average basic and diluted
   shares outstanding..................        31,373,645                       6,343,904(b)      37,717,549(b)
                                           ===============                     ==============    ===============

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION



(1) PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) The following represents the allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of NetMoves at December 31, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date. Assuming the transaction had occurred on December 31, 1999, the allocation would have been as follows:

Assets acquired:
   Cash.................................................              $5,186
   Accounts receivable..................................               3,259
   Other assets.........................................               2,380
   Property and equipment...............................               6,114
   Goodwill and intangibles.............................             151,578
                                                            -----------------
                                                                     168,517
In-process technology...................................               7,650
Liabilities assumed.....................................             (7,427)
                                                            -----------------
Purchase price..........................................            $168,740
                                                            =================

       This allocation is preliminary and may be subject to change upon evaluation of the fair value of NetMoves' acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

       - The pro forma adjustments reflect twelve months of amortization expense for the year ended December 31, 1999 assuming the transaction had occurred on January 1, 1999. The preliminary value of the goodwill and intangible assets at January 1, 1999 would have been approximately $151.8 million. Goodwill is being amortized over a period of 5 years, the expected estimated period of benefit and assembled employee workforce are being amortized over a period of 3 years, the expected estimated period of benefit;

       - For purposes of the pro forma financial information, the amount of the in-process technology is approximately $7.7 million. Because such in-process technologies did not reach the stage of technological feasibility by February 8, 2000 and is expected to have no alternative future use, this amount was immediately written-off by Mail.com in the first quarter of 2000 and has been reflected in the pro forma balance sheet as a charge to stockholders' equity; and

       - The pro forma adjustment reconciles the historical balance sheet of NetMoves at December 31, 1999 to the allocated purchase price of NetMoves of $168.7 million assuming the transaction had occurred on December 31, 1999.

(b) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 6,343,904 of Mail.com's common stock issued in connection with its acquisition of NetMoves were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


April 24, 2000

Mail.com,Inc.



By: /s/ Debra McClister

Debra McClister
Executive Vice President and Chief Financial Officer

Exhibits


23     Consent of PricewaterhouseCoopers LLP